Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 28, 2012, relating to the consolidated financial statements of BlackRock, Inc. appearing in Exhibit 99.2 to the Annual Report on Form 10-K of The PNC Financial Services Group, Inc. (the “Corporation”) for the year ended December 31, 2011, in this Registration Statement on Form S-3 of the Corporation.

/s/ Deloitte & Touche LLP

New York, New York

September 6, 2012